SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2007

CRANE CO.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

1-1657	13-1952290
(Commission File Number)	(IRS Employer Identification No.)

100 First Stamford Place, Stamford, CT	06902
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 363-7300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THIS REPORT

SECTION 8 – OTHER EVENTS

ITEM 8.01	Other Events

Crane Co., a diversified manufacturer of highly engineered industrial products, announced on December 12, 2007 that it has sold the buildings and land at its Ipswich, England facility to Borderbeach Limited, a wholly owned subsidiary of Allied Property and Leisure Limited, for $36 million. Including estimated associated restructuring costs, Crane expects an after-tax gain of approximately $20 million, or $0.33 per share, in the fourth quarter.

Separately, Crane announced that it will update its previously disclosed environmental liability for the Superfund site located in Goodyear, Arizona because recent changes in the groundwater profile indicate that more extensive remediation is required. The Company initially recorded a liability in 2004 for estimated costs through 2014, after reaching agreement with the Environmental Protection Agency. At the end of September, 2007, the liability totaled $15.4 million. It is anticipated that the Company will record a pretax charge of an amount somewhat greater than the current liability. The Company’s updated remediation plan will be completed in connection with the preparation of its financial statements for 2007. For additional information on the Goodyear site and the associated liability, please see the Company’s Annual Report on Form 10-K and most recent 10-Q.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01	Financial Statements and Exhibits

(a)	None

(b)	None

(c)	None

(d)	None

99.1	Press Release dated December 12, 2007, issued by Crane Co.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRANE CO.

Dated: December 12, 2007	By:	/s/ Augustus I. duPont
Augustus I. duPont Vice President, General Counsel and Secretary

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated December 12, 2007, issued by Crane Co.